Exhibit 1.01

The Manitowoc Company, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2015

Part I. Introduction
This is the Conflict Minerals Report (the “Report”) of The Manitowoc Company, Inc. (the “Company,” “we,” “us” or “our”) for calendar year 2015 in accordance with Rule 13p-1 under the Securities and Exchange Act of 1934 (“the Rule”). This Report discusses the Company’s efforts to determine whether any of the products it manufactures or contracts to be manufactured contain columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin, and tungsten (collectively, “3TGs”), that are necessary to the functionality or production of such products that may have originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”) or are from recycled or scrap sources.
Part II. Company and Product Overview
Founded in 1902, the Company is a leading global manufacturer of cranes and lift solutions. The Company is recognized as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry (collectively referred to herein as “our products”), which are complemented by a slate of industry-leading aftermarket product support services.
Our Conflict Minerals Steering Committee (the “Committee”) conducted an analysis of our manufacturing operations and supply chain (the “applicability assessment”) and identified 3TGs that are necessary to the functionality or production of certain of the products we manufactured or contracted to be manufactured during calendar year 2015.
Part III. Reasonable Country of Origin Inquiry (“RCOI”)
We began our scoping process identifying a list of our products that may contain 3TG and then we extracted a list of our suppliers that provide us with products that may contain one or more of the 3TGs. Once the filtering was completed, we populated the supplier list with contact information and provided the list to our third-party service provider. We also included a list of associated parts for these suppliers to ensure that suppliers have the option of completing their CMRT (as defined below) on the product or company level. This supplier list was then uploaded to our third-party provider’s software platform that allows us to store and manage supplier requests and documentation.
From there, we defined our scoping process even further by removing service providers, indirect materials suppliers, and inactive suppliers. This ensures that all suppliers surveyed provided items to the Company that were used in final products in the year 2015. Through this process, we determined that 422 suppliers were in scope for the 2015 reporting period.
Our service provider then conducted the supplier survey portion of the RCOI. Utilizing the Conflict Minerals Reporting Template (the “CMRT”), version 4.01b, developed by the Electronic Industry Citizenship Coalition® and The Global e-Sustainability Initiative, the suppliers identified through the procedures above were surveyed on their sourcing of the 3TG that we identified in our products. The CMRT includes questions regarding a direct supplier’s conflict minerals policy, its due diligence process, and information about its supply chain, such as the names and locations of smelters and refiners as well as the origin of 3TG used by those facilities.

During the supplier survey, suppliers were contacted and asked to complete the CMRT. All communications were tracked and monitored in our third-party provider’s software platform. Non-responsive suppliers were contacted a minimum of three times by our service provider’s Supply Chain Team as well as by Manitowoc personnel in one-on-one communications. This included at least two follow-ups by the company in order to encourage their response via the CMRT. To ensure that our suppliers understood our expectations regarding the sourcing of 3TGs, we provided training through webinars, videos, documentation, and one-on-one discussions.
The RCOI also included automated data validation on all submitted CMRTs. The goal of data validation was to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms were accepted and classified as valid or invalid so that data was retained. All suppliers who submitted CMRTs that were flagged as “invalid” were contacted at least twice to address items such as incomplete data, missing smelter information or inconsistent answers. All of these communications were monitored and tracked in our service provider’s system for future reporting and transparency. As of May 17, 2016, we had received responses from 91% of the suppliers surveyed (there were 39 invalid submissions that were not corrected by suppliers).
Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries. Therefore, in an effort to locate mines with the greatest possible specificity, we conducted due diligence on our supplier base, as described below.
Part IV. Due Diligence
In accordance with Securities and Exchange Commission (“SEC”) rules, the Company undertook due diligence efforts to determine whether the 3TGs in the products it manufactures, or contracts to manufacture, that are necessary to the functionality or productions of its products originated in the Covered Countries or are from recycled or scrap sources. The Company designed its due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for each of the Conflict Minerals (the “OECD Guidance”).
Our due diligence process for 2015 included the steps described below:
Step 1: Establish strong Company management systems
We are committed to the responsible sourcing of our products and we expect the same from our suppliers, including ensuring that the products or components supplied to us do not directly or indirectly finance or benefit armed groups in the Covered Countries. Our suppliers are required to support our efforts to comply with the Rule. We have developed a Conflict Minerals Policy, which is available on our website (www.manitowoc.com) under Investor Relations–Corporate Governance–Governance Highlights–Other Governance Documents (http://s21.q4cdn.com/317190449/files/doc_downloads/other/Conflict-Minerals-MTW-Policy-051214.pdf). In addition, our standard supplier terms and conditions address our expectations related to any 3TGs supplied to us. We also have a Company-level mechanism to enable the reporting of grievances.
Our Conflict Minerals steering committee (the “Committee”), which includes representatives from supply chain management, procurement, engineering, operational excellence, information systems, legal and internal audit, and reports to the Company’s senior leadership, oversees supplier due diligence regarding Conflict Minerals. The Committee is also responsible for educating procurement and supply chain employees, revising supplier terms and conditions to include our Conflict Minerals expectations, and overseeing the preparation of the Form SD and this Report. The Committee also has the authority to engage consultants and advisors to assist with its efforts.

Building on the process the Committee implemented in previous years, in 2015, the Committee analyzed the Company’s manufacturing operations and supply chain to identify the products that we manufacture or contract to manufacture that might contain 3TGs. Based on that process, the Committee worked with the Company’s engineering, manufacturing, and supply chain management teams as well as our service provider to identify, engage with, and make appropriate inquiries of our suppliers to determine, based on a RCOI, whether the Company may be sourcing 3TGs from the Covered Countries. We also sought to strengthen engagement with suppliers by developing an internal procedure that includes steps for supplier engagement escalations, including direct follow-ups from Company personnel and our third-party service provider.
The Company retained information regarding its due diligence efforts for 2015 in accordance with its existing record retention policies and procedures.
Step 2: Identify and assess risk in the supply chain
Our due diligence efforts were based on a survey process in which we requested certain information from selected suppliers that we believed may be providing parts or components containing 3TGs through the use of the CMRT, as previously discussed. More specifically, the Committee oversaw the following:

•
A supply chain survey of those direct suppliers identified during the applicability assessment and ROCI that the Company believed represented the highest risk of supplying parts or components that may contain 3TGs from the Covered Countries.

•	Automated data validation on all submitted CMRT responses. All invalid responses were flagged and the appropriate supplier was contacted at least twice in an attempt to correct their CMRT.

•	A comparison of the smelters and refiners that were identified by the Company’s suppliers against published lists to assist in the supplier risk assessment.

•	Periodic reporting to senior management regarding the results of the survey and related risk assessment.
Certain of the responses to the CMRT included the names of facilities listed by the suppliers as smelters or refiners of 3TGs. As a downstream consumer of 3TGs, we do not have direct relationships with smelters and refiners of 3TGs and do not perform or direct audits of these entities. Our service provider compared the facilities listed by our suppliers to the list of smelters and refiners maintained by the Conflict-Free Sourcing Initiative (“CFSI”), the United States Department of Commerce (“DoC”) and the London Bullion Market Association (“LBMA”). If a supplier indicated that the facility was certified as “Conflict-Free,” our service provider confirmed that the name of the smelter or refiner was included on the published lists. As May 17, 2016, we had validated 320 smelters or refiners and are working to validate the additional smelter/refiner entries from the submitted CMRTs. Due to the provision of primarily company or divisional level CMRTs by our suppliers, as opposed to product-level CMRTs, we cannot definitely determine the connection of their 3TGs (if any) to our products.
Any supplier who claimed that the products they provided to the Company contained 3TGs was asked to include smelter or refiner information on the smelter tab of the CMRT. In these cases, if the supplier did not provide smelter or refiner information, the CMRT was flagged as invalid and a follow-up message was sent.
Supplier risk related to 3TGs was classified as High, Medium and Low in the software used in connection with our diligence efforts. This risk rating was generated based on three scoring criteria:

•	Regulated Body: this assessed whether the smelter or refiner has a regulated body number (Smelter CID Number is the primary method).

•	Proximity:

◦
Level 1 Country: Countries with known, active ore production for tin or tantalum that are not identified as conflict regions or plausible countries of smuggling or export of tin or tantalum containing materials. Smelter country is located in North or South America, Australia or Europe. (e.g., G8 Level Countries who are known to meet OECD standards in other sectors).

◦
Level 2 Country: Known or plausible countries for smuggling, export out of Level 3 countries, or transit of materials containing tin or tantalum. This currently includes Kenya, Mozambique, and South Africa.

◦	Level 3 Country: The DRC and its nine adjoining countries - Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.

•	Certification: whether the smelter or refiner is certified conflict-free via the CFSI or the LBMA Responsible Gold Programme.
We also calculated supplier risk based on the chance that the supplier provides 3TGs that may originate from non-conflict-free sources. The value of this risk was calculated based on the risk ratings of the smelters/refiners listed by the supplier on the CMRT.
Additionally, suppliers were evaluated on the strength of their sourcing program, which further assisted in identifying risk in the supply chain and in making key risk mitigation decisions. The criteria used to evaluate the strength of each supplier’s program were:

•	Do you have a policy in place that includes DRC conflict-free sourcing?

•	Have you implemented due diligence measures for conflict-free sourcing?

•	Do you verify due diligence information received from your suppliers?

•	Does your verification process include corrective action management?
If a supplier answered yes to all of the questions above, they were deemed to have a strong 3TGs program. When a supplier did not meet any of those criteria, it was deemed to have a weak 3TGs program.
Any supplier that is flagged as having a weak program will be contacted to encourage it to increase the strength of its program.
We believe that the inquiries and investigations described above, which included (1) seeking information about 3TGs smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding published lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable, represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our products.
Step 3: Design and implement a strategy to respond to identified risks
We completed a management reporting dashboard on a periodic basis summarizing the results of the risk assessment process. Other elements of the Company’s due diligence process designed to respond to identified risks included the following:

•	Suppliers that did not respond to the Company’s initial survey request were sent at least three escalation communications requesting that they provide the information requested.

•
Suppliers who provided incomplete or inconsistent responses were sent follow-up communications, as previously discussed. Based on the type of risk identified during a review of supplier responses, suppliers were sent a corrective action communication.

Engagement with certain suppliers
If a supplier was unable to confirm that 3TGs supplied to us were sourced from a smelter or refiner that has been audited and certified as conflict-free, we requested that the supplier participate in a certification program or find alternative sources for 3TGs.
In addition, if, through our due diligence process, we became aware that one of our suppliers was sourcing 3TGs from the Covered Countries or was unable to determine the origin of the 3TGs supplied to us, our practice was to take the following steps:

•	Determine whether the smelter or refiner that processed the 3TGs supplied by that supplier had been audited and certified as conflict-free by a reputable independent third party;

•	Notify the supplier of our Conflict Minerals Policy and expectations; and

•
Inform the supplier that if the supplier does not begin using conflict-free sources within a reasonable period of time, we may take appropriate steps including, but not limited to, replacing the supplier.

Step 4: Third-party audit of smelters’/refiners’ due diligence practices
As a downstream consumer of 3TGs, the Company must rely on its direct suppliers to gather information about smelters and refiners in the supply chain. The Company does not purchase any 3TGs in their raw material form and, to the best of its knowledge, does not directly purchase any products or components directly from any of the Covered Countries. As a result, the Company does not perform or direct audits of smelters and refiners.
Step 5: Report annually on supply chain due diligence
This Report and the related Form SD were publicly filed with the SEC and are available on our website (www.manitowoc.com) under Investor Relations–Corporate Governance–Governance Highlights–Other Governance Documents (http://s21.q4cdn.com/317190449/files/doc_downloads/other/MTW2016-05.27-SD-ex1.01_As-filed.pdf).
Part V. Due Diligence Results
As noted above, the products that the Company manufactures and sells include crawler cranes, tower cranes, and mobile cranes for the heavy construction industry.
The majority of the supplier responses we received provided data at a company or divisional level. As such, based on our due diligence efforts, we are unable to determine whether the 3TGs reported by the suppliers were contained in the actual components or parts supplied to the Company. Therefore, our list of processing smelters or refiners may contain more facilities than those that actually processed the 3TGs contained in our products. The quality of the responses that we received from our surveyed suppliers continues to be varied. Many responses provided by suppliers (via the CMRT) included the names of facilities listed by the suppliers as smelters or refiners. The CMRTs submitted by suppliers that do not list at least one smelter for each 3TGs claimed on the CMRT are considered invalid and our third party provider continues to follow up with these suppliers. In addition, there are still suppliers unable to provide the smelters or refiners used for 3TGs supplied to us.
For all responses that indicated a smelter, our third party provider compared the facilities listed to the list of smelters maintained by the CFSI. If a supplier indicated that the facility was certified as “Conflict-Free,” our provider confirmed that the name was listed by CFSI as a certified smelter. No violations were identified. As of May 17, 2016, we have validated 320 smelters or refiners and we are working to validate the additional smelter or refiner entries from the submitted CMRTs.
Appendix A to this Report lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that we have not been able to validate and the fact that the smelter or refiner is listed on Appendix A does not definitively indicate that 3TGs processed by such smelter or refiner was included in the Company’s products. Appendix B to this Report includes an aggregated list of potential countries of origin from which the reported facilities collectively source 3TGs, based on information provided by our suppliers and the CFSI; the fact that a country is listed on Appendix B does not definitively indicate that 3TGs in the Company’s products were sourced from that country.
Part VI. Steps to Improve Due Diligence
In addition to the measures described above, the Company intends to take the following steps during the next compliance period to improve the due diligence conducted and to further mitigate the risk that the 3TGs necessary to support our operations benefit armed groups, including:

•	Informing and encouraging suppliers to transition to smelters identified as conflict-free by an independent audit program such as the CFSI.

•	Actively participating in and supporting industry trade groups to help improve communication throughout the supply chain.

•	Working with certain suppliers to help educate them on our ongoing expectations supporting responsible sourcing decisions.

•	Reconsidering our willingness to continue to partner with suppliers that do not comply with our Conflict Minerals Policy.

•
Conducting ongoing communication and training with suppliers and relevant employees related to the responsibilities and expectations of the Company’s Conflict Minerals Policy and due diligence measures.

•	Contacting suppliers that have been flagged for additional follow-up and clarification.

•	Increased education to suppliers regarding the Conflict Minerals Rule, smelters and refiners, and proper use of the CMRT

Forward-Looking Statements
The Report contains forward-looking statements which express a belief, expectation or intention, as well as those that are historical fact, are forward-looking statements, including statements relating to our compliance efforts and expected actions. The words “expects,” “intends,” “plans,” “believes,” and “anticipates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future actions or performance and are subject to various risks, uncertainties and assumptions. Undue reliance should be not be placed on these statements, which are only effective as of the date of this Report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement.

Appendix A
List of Potential Smelters/Refiners

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free Based on Published Sources
Gold	Advanced Chemical Company	UNITED STATES	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	Unknown
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes
Gold	Argor-Heraeus SA	SWITZERLAND	Yes
Gold	Asahi Pretec Corporation	JAPAN	Yes
Gold	Asahi Refining Canada Limited	CANADA	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Unknown
Gold	Aurubis AG	GERMANY	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes
Gold	Bauer Walser AG	GERMANY	Unknown
Gold	Boliden AB	SWEDEN	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes
Gold	Caridad	MEXICO	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes
Gold	Cendres + Métaux SA	SWITZERLAND	Unknown
Gold	Chimet S.p.A.	ITALY	Yes
Gold	Chugai Mining	JAPAN	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Unknown
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Unknown
Gold	DODUCO GmbH	GERMANY	Yes
Gold	Dowa	JAPAN	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes
Gold	Faggi Enrico S.p.A.	ITALY	Unknown

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Unknown
Gold	Geib Refining Corporation	UNITED STATES	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes
Gold	Istanbul Gold Refinery	TURKEY	Yes
Gold	Japan Mint	JAPAN	Yes
Gold	Jiangxi Copper Company Limited	CHINA	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown
Gold	Kazzinc	KAZAKHSTAN	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Unknown
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	Unknown
Gold	Lingbao Gold Company Limited	CHINA	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown
Gold	Materion	UNITED STATES	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes

Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Unknown
Gold	Metalor Technologies SA	SWITZERLAND	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	Yes
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes
Gold	Morris and Watson	NEW ZEALAND	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Unknown
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes
Gold	PAMP SA	SWITZERLAND	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes
Gold	PX Précinox SA	SWITZERLAND	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes
Gold	Republic Metals Corporation	UNITED STATES	Yes
Gold	Royal Canadian Mint	CANADA	Yes
Gold	SAAMP	FRANCE	Unknown
Gold	Sabin Metal Corp.	UNITED STATES	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Unknown
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Unknown
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes
Gold	SEMPSA Joyería Platería SA	SPAIN	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	Yes
Gold	So Accurate Group, Inc.	UNITED STATES	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes
Gold	Sudan Gold Refinery	SUDAN	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes
Gold	T.C.A S.p.A	ITALY	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown
Gold	Tony Goetz NV	BELGIUM	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	Unknown
Gold	Umicore Brasil Ltda.	BRAZIL	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes
Gold	Valcambi SA	SWITZERLAND	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	Unknown
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	Yes
Tantalum	Duoluoshan	CHINA	Yes
Tantalum	E.S.R. Electronics	UNITED STATES	Unknown
Tantalum	Exotech Inc.	UNITED STATES	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Unknown
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	Yes
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	KEMET Blue Metals	MEXICO	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes
Tantalum	Plansee SE Liezen	AUSTRIA	Yes
Tantalum	Plansee SE Reutte	AUSTRIA	Yes
Tantalum	QuantumClean	UNITED STATES	Yes
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes
Tantalum	Taki Chemicals	JAPAN	Yes
Tantalum	Telex Metals	UNITED STATES	Yes
Tantalum	Tranzact, Inc.	UNITED STATES	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes

Tantalum	Zhuzhou Cemented Carbide	CHINA	Yes
Tin	Alpha	UNITED STATES	Yes
Tin	An Thai Minerals Company Limited	VIET NAM	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Unknown
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	Unknown
Tin	China Tin Group Co., Ltd.	CHINA	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes
Tin	CV Ayi Jaya	INDONESIA	Yes
Tin	CV Dua Sekawan	INDONESIA	Unknown
Tin	CV Gita Pesona	INDONESIA	Yes
Tin	CV Serumpun Sebalai	INDONESIA	Yes
Tin	CV Tiga Sekawan	INDONESIA	Unknown
Tin	CV United Smelting	INDONESIA	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	Yes
Tin	Dowa	JAPAN	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Unknown
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Yes
Tin	EM Vinto	BOLIVIA	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	Unknown
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Unknown
Tin	Fenix Metals	POLAND	Yes
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Unknown
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes
Tin	Melt Metais e Ligas S/A	BRAZIL	Yes

Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown
Tin	Metallic Resources, Inc.	UNITED STATES	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	Yes
Tin	Mineração Taboca S.A.	BRAZIL	Yes
Tin	Minsur	PERU	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	Yes
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes
Tin	Phoenix Metal Ltd.	RWANDA	Unknown
Tin	PT Alam Lestari Kencana	INDONESIA	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	Yes
Tin	PT Bangka Kudai Tin	INDONESIA	Unknown
Tin	PT Bangka Prima Tin	INDONESIA	Yes
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Unknown
Tin	PT Bangka Tin Industry	INDONESIA	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes
Tin	PT BilliTin Makmur Lestari	INDONESIA	Yes
Tin	PT Bukit Timah	INDONESIA	Yes
Tin	PT Cipta Persada Mulia	INDONESIA	Yes
Tin	PT DS Jaya Abadi	INDONESIA	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes
Tin	PT Fang Di MulTindo	INDONESIA	Unknown
Tin	PT Inti Stania Prima	INDONESIA	Yes
Tin	PT Justindo	INDONESIA	Yes
Tin	PT Karimun Mining	INDONESIA	Unknown
Tin	PT Kijang Jaya Mandiri	INDONESIA	Unknown
Tin	PT Mitra Stania Prima	INDONESIA	Yes
Tin	PT Panca Mega Persada	INDONESIA	Yes
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Unknown
Tin	PT Prima Timah Utama	INDONESIA	Yes
Tin	PT Refined Bangka Tin	INDONESIA	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes
Tin	PT Seirama Tin Investment	INDONESIA	Unknown
Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	Yes

Tin	PT Sumber Jaya Indah	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	Yes
Tin	PT Tirus Putra Mandiri	INDONESIA	Unknown
Tin	PT Tommy Utama	INDONESIA	Yes
Tin	PT Wahana Perkit Jaya	INDONESIA	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tin	Rui Da Hung	TAIWAN	Yes
Tin	Soft Metais Ltda.	BRAZIL	Yes
Tin	Thaisarco	THAILAND	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes
Tungsten	ACL Metais Eireli	BRAZIL	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	H.C. Starck GmbH	GERMANY	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Yes

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Kennametal Fallon	UNITED STATES	Unknown
Tungsten	Kennametal Huntsville	UNITED STATES	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Unknown
Tungsten	Niagara Refining LLC	UNITED STATES	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Yes
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	Yes
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Unknown
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Unknown
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes

Appendix B
Potential Countries of Origin

The list below sets out the potential countries of origin of 3TGs used in the manufacture of the products disclosed in the Report. The list is based on publicly available information, and our RCOI, and other due diligence efforts. However, for the reasons described in the Report, these possible countries of origin cannot be linked to our products with reasonable certainty.
Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia